Table of Contents

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 10, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A-7

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORION BLISS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

2840

(Primary Standard Industrial Classification Code Number)

(IRS Employer Identification No. 98-1591444)

Ashdod

Kalonite 9-57

Israel

7724233

Tel+18498593819

Email: orionbliss123456@gmail.com

INCORP SERVICES, INC.

3773 HOWARD HUGHES PKWY

STE 500S, Las Vegas,

NV 89169 - 6014, USA

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. No ☒

As per Item 501(b)(8)(iii) of Regulation S-K the Company will be placing the funds in an escrow or, trust or similar account. We currently did not set up such an account we will later provide all the necessary information to fully disclose all the transactions whether it will be escrow or trust account we will surely have a signed contact with them filed as an Exhibit. For now director pays all the necessary invoices out of pocket, as soon as we start gathering shareholders the account will be in place.

Indicate by check mark whether the registrant is a shell company (As defined in rule 12b-2 of the exchange act) Yes ☒ No ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
Securities	Amount	offering	aggregate
to be	to be	price	offering	Amount
Registered	registered	per share(2)	price	fee(1)(3)
Common Stock	5,000,000	$0.02	$100,000	$10.91

(1)          This is an initial offering and no current trading market exists for our common stock. $10.91 previously paid.

(2)           Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(3)           Previously paid

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

The information in this preliminary Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Orion Bliss Corp.

5,000,000 SHARES OF COMMON STOCK

$0.02 PER SHARE

NO MINIMUM

This is the initial offering of Common stock of Orion Bliss Corp. and no public market exists for the securities being offered. Orion Bliss Corp. is offering for sale 5,000,000 shares of its Common Stock on a "self-underwritten", best effort basis. The shares will be offered at a fixed price of $0.02 per share for a period not to exceed 270 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

There is no minimum number of shares required to be purchased. This offering is on a best effort, meaning, no minimum number of shares must be sold. See "Use of Proceeds" and "Plan of Distribution".

Orion Bliss Corp. is a start-up company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, “RISK FACTORS” SECTION, BEGINNING ON PAGE 7.

Orion Bliss Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Offering	Total
	Price	Amount of	Underwriting
	Per Share	Offering	Commissions	To Us
Common Stock	$0.02	$100,000	$0	$100,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, Dated __________________

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Orion Bliss Corp.

Ashdod

Kalonite 9-57

Israel

7724233

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our" and are to Orion Bliss Corp.

GENERAL INFORMATION ABOUT OUR COMPANY

Orion Bliss Corp. was incorporated in the State of Nevada on March 23, 2021. We are a small company formed to offer beauty products online and in the future planning to open chains of stands and stores as well as online store. We will be buying directly from the developer and concentrate on the Milk-shake products that make the most of the benefits of nature to offer dedicated solutions for all hair types. Natural ingredients such as milk and yogurt proteins and fruit extracts enhance the hair’s natural beauty.

We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds" elsewhere in this Prospectus).

Our principal executive office is located at Kalonite 9-57, Ashdod, Israel zip code 7724233.

Our phone number is +17027513560.

Orion Bliss Corp. intends to concentrate on Milk_Shake products that offer dedicated products with natural, vibrant results for all hair care and styling needs. From cleansing to styling, each hair care step has been carefully devised to provide visible results in both the appearance and health of the hair. The products have been created with an awareness of their environmental impact and a solid commitment to minimizing such impact by reducing sulphates, parabens and sodium chloride in the product formulas and opting for packaging and printed materials that can be recycled.

From inception on March 23, 2021 until the date of this filing, we have had limited operating activities. Our financial statements from inception on March 23, 2021 through April 30, 2021 reports $10,000 in Accounts Payable (Website Development) and a net loss of $1,925 consisting of 925 Incorporation fees and issuance of common stock 2,000,000 shares at par value $0.0001 in consideration of $200 to pay company expenses and keep on top of the business development; and $1,000 consulting fee due to a director for month of April 2021 to run the company. Our independent registered public accounting firm has issued an audit opinion that includes a statement expressing substantial doubt as to our company’s ability to continue as a going concern.

Orion Bliss Corp. is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i).

Our President, Marina Konstantinova, will offer shares of our common stock to her friends, family members and business associates.

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As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Security ownership of certain beneficial owners and management

Name and Principal Position	Percentage of common shares	Title of Class Stock Awards (Common shares at par value 0.0001)	Total shares awarded

Marina Konstantinova	100%	$200	2,000,000
CEO, CFO and Director

As per Item 403 of Regulation S-K we have a subscription agreement that considers 2,000,000 shares of company common stock valued at $0.0001 per share issued to Marina Konstantinova in the capacity of Director of the Company for $200 at October 31, 2021.

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THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered:	5,000,000 shares of common stock, par value $0.0001;

Offering Price per Share:	$0.02

Offering Period:	The shares are being offered for a period not to exceed 270 days, unless extended by our Board of Directors for an additional 90 days. There is no minimum offering of the shares before the expiration date of the offering.

Net Proceeds to Our Company:	$100,000

Use of Proceeds:	We intend to use the proceeds to start up and expand our business operations.

Number of Shares Outstanding Before the Offering:	2,000,000

Number of Shares Outstanding After the Offering:	7,000,000 if all shares are sold

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

Selected Financial Data

The Following financial information summarizes the more complete historical financial information at the end of this prospectus. The total Expenses are composed of incorporation and banking Costs.

As of October 31, 2021
Balance Sheet (Accounts Payable- Website development)
Total Assets	$134
Total Liabilities	$(15,455)
Stockholders Deficit	$(15,321)

As of October 31, 2021
Income Statement
Revenue	$–
Total Expenses	$(5,822)
Net Loss	$(5,822)

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RISK FACTORS

An investment in our common stock involves a high degree of risk and is speculative in nature. In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase shares of common stock offered pursuant to this prospectus. Every investor in our shares should carefully consider the risks described below and the other information in the given prospectus before investing in the common stock of Orion Bliss Corp. The listed Risk Factors below are not purport to be all-inclusive of all the possible risks within this venture, as there may be additional risks associated with the Company, our business and the industry we intend to operate within; risks which may or may not be foreseen and might not be included below. If any of the following risks occur, or any other adversaries caused by some other unforeseen risks not described in the given section, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we are ever able to trade our common stock, may decrease due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than we require to complete our intended operations plan. To date we have not made any sales or orders; our cash is nill. As of April 30, 2021 we had $10,000 in accounts payable towards an asset as the company working on developing website and online store and liabilities of $1,925. As of this date, we have had limited operations and no income. The full proceeds of $100,000 we hope to generate from this offering may not be enough to achieve sufficient revenue or profitable operations. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

RISK FACTOR ASSOCIATED WITH HAVING ESCROW ACCOUNT OR TRUST ACCOUNT.

Because we are holding the proceeds of this offering in an escrow account, or trust account, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you may lose your investment.

THERE IS SUBSTANTIAL UNCERTAINTY AS TO WHETHER WE WILL CONTINUE AS A GOING CONCERN. IF WE DISCONTINUE OPERATIONS, YOU WILL LOSE YOUR INVESTMENT.

We have incurred losses since our inception resulting in an accumulated deficit of ($1,925) at April 30, 2021. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. In fact, our auditors have issued a going concern opinion in connection with their audit of our financial statements for the fiscal years ended April 30. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and to obtain the necessary financing to expand our business operations, market our current product and develop new products.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and generating minimal revenues. We cannot guarantee that we will be successful in generating substantial revenues in the future. Failure to generate revenues will cause us to go out of business.

BECAUSE OUR COMPANY IS A SHELL COMPANY THERE IS: RESTRICTIONS IMPOSED UPON THE TRANSFERABILITY OF UNREGISTERED SHARES, PROHIBITION ON THE USE OF FORM S-8 AND ENHANCED REPORTING REQUIREMENTS.

Orion Bliss Corp. is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i). Our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

Because we are a shell company, we are not entitled to file registration statements on Form S-8, which is typically used to register stock that is offered to employees and consultants via benefit or incentive plans. As a result, we may have difficulties attracting qualified employees and consultants because we are not able to compensate them in the same fashion that non-shell companies can.

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Being a shell company, there are enhanced reporting requirements imposed on us: when reporting an event that causes us to cease being a shell company, we have to file with the Commission the same type of information that it would be required to file to register a class of securities under the Securities Exchange Act of 1934.

These restrictions and requirements will likely have a negative impact on our ability to attract additional capital.

THE COMPANY MAY NOT BE ABLE TO GENERATE REVENUES

We expect to earn revenue solely from the proposed business model. We believe that we will begin to generate income approximately within the next twelve months. However, failure to generate sufficient and consistent revenue to fully execute and adequately maintain our business plan may result in failure of our business and the loss of our investor’s money.

BECAUSE OUR WEB SITE PLATFORM WILL NOT BE PATENT PROTECTED, A COMPETITOR COULD COPY OUR TECHNOLOGY, WHICH COULD CAUSE OUR BUSINESS TO FAIL.

Our potential competitive advantage will be our website platform http://orionbliss.co.il, which will allow to be connected with our customers around the globe which will feature our products Milk_shake. Due to the costs involved and the potential inability to qualify, we will not apply for patent protection of our platform. Accordingly, our business is subject to the risk that competitors could either copy or reverse engineer our technology. If this occurs, our ability to sell our services could be jeopardized, which could cause our business to fail.

BECAUSE WE ARE A SMALL COMPANY AND HAVE LIMITED CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE GOOD ENOUGH TO ATTRACT SUFFICIENT CLIENTS FOR US TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are a small company and have limited capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR CURRENT PRESIDENT HAS SOME OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE TO OR BE WILLING TO DEVOTE SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Marina Konstantinova, our President, currently devotes approximately twenty-five hours per week providing management services to the Company. While she presently possesses adequate time to attend to our business interest, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. The loss of Marina Konstantinova to the Company could negatively impact our business development.

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IF MARINA KONSTANTINOVA, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, THAT COULD RESULT IN OUR OPERATIONS BEING SUSPENDED. IF THAT SHOULD OCCUR, OUR BUSINESS COULD FAIL, AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

We solely, and therefore are extremely depends on the services of our sole officer and director, Marina Konstantinova, for the future success of the business. The loss of the services of Marina Konstantinova, could have an adverse effect on our business, financial condition and results of operations. Marina Konstantinova is our sole officer and director, and if she should die there will be no one to appoint a new officer and in that event we will have no alternative but to cease operations.

INVESTORS CANNOT WITHDRAW FUNDS ONCE THEIR SUBSCRIPTION AGREEMENTS ARE ACCEPTED BY THE COMPANY. THEREFORE, BECAUSE THE INVESTMENT IS IRREVOCABLE, INVESTORS MUST BE PREPARED THAT THEY MAY LOSE THEIR ENTIRE INVESTMENT IF THE BUSINESS FAILS.

Investors do not have the right to withdraw invested funds once the subscription agreement accepted by the Company. Subscription payments will be paid to Orion Bliss Corp. and held in our Escrow account or Trust account. The terms will be updated in the prospectus to disclose which and when such account is established to receive the proceeds of this offering; and file the contract as an exhibit. Such account has not been set up. Once the Company reviews the Subscription Agreements, and determines that they are in good order, and the Company accepts the subscription, investors will not have the right of return of such funds, the investment will become irrevocable. Therefore, if the business of the Company fails, the investor must be prepared to lose their entire investment in the Company.

INVESTORS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY'S SOLE OFFICER AND DIRECTOR CONTROLS A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON STOCK

Our sole officer and director Marina Konstantinova owns a majority of the outstanding common stock at the present time and will continue to own a majority of the outstanding common stock even if the maximum number of common shares is purchased in this offering. As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors, the approval of significant corporate transactions and any change of control and management.

This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of their common stock in the event we enter into transactions, which require stockholder approval.

BECAUSE MARINA KONSTANTINOVA HAS LIMITED EXPERIENCE IN MANAGEMENT, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Marina Konstantinova, our sole employee, management experience is limited to her involvement with the Company. Consequently, her decisions and choices may affect our operations, earnings and ultimate financial success as a result.

BECAUSE WE ARE HOLDING THE PROCEEDS OF THIS OFFERING IN AN ESCROW ACCOUNT OR TRUST ACCOUNT, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, YOU MAY LOSE YOUR INVESTMENT.

Your funds will be placed in an escrow, trust account. According to Item 501 (b)(3) of Regulation S-K, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

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WE ARE AN "EMERGING GROWTH COMPANY" AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, "emerging growth companies" can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not "emerging growth companies."

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

*	the first fiscal year following the fifth anniversary of this offering;
*	the first fiscal year after our annual gross revenues are $1 billion or more;
*	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities; and
*	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

CONSUMERS MAY NOT ACCEPT AN ONLINE SOURCE FOR OUR SERVICES WHICH WILL LOWER OUR FUTURE PROFITABILITY

Our success will depend on attracting and retaining a high volume of online customers at a reasonable cost.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS

The online selling market is highly competitive. There are numerous companies in the industry selling online products. Most of these companies are privately held; therefore, we are unable to precisely assess the size of our competitors. However, we anticipate that our future competitors will be substantially larger than our Company and have greater financial resources than we have. The principal competitive factors affecting the market for the Company's products include brand recognition, price and marketing capabilities. There can be no assurance that the Company will be able to compete successfully against future competitors based on these and other factors.

PROTECTION OF ELECTRONICALLY STORED DATA IS COSTLY AND IF OUR DATA IS COMPROMISED IN SPITE OF THIS PROTECTION, WE MAY INCUR ADDITIONAL COSTS, LOST OPPORTUNITIES AND DAMAGE TO OUR REPUTATION.

We will maintain information in digital form as necessary to conduct our business, including confidential and proprietary information and personal information. Data maintained in digital form is subject to the risk of intrusion, tampering and theft. We will improve and maintain systems to prevent this from occurring, but the improvement and maintenance of these systems is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. Moreover, despite our future efforts, the possibility of intrusion, tampering and theft cannot be eliminated entirely, and risks associated with each of these remain. In addition, we will provide confidential, proprietary and personal information to third parties when it is necessary to pursue business objectives. While we obtain assurances that these third parties will protect this information and, where appropriate, monitor the protections employed by these third parties, there is a risk the confidentiality of data held by third parties may be compromised. If our data systems will be compromised, our ability to conduct our business may be impaired, we may lose profitable opportunities or the value of those opportunities may be diminished and, as described above, we may lose future revenue as a result of unlicensed use of our intellectual property.

Further, a penetration of our future network security or other misappropriation or misuse of personal consumer or employee information could subject us to litigation and reputation risk, which could have a negative effect on our business, financial condition and results of operations.

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RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The term "penny stock" generally refers to a security issued by a very small company that trades at less than $5 per share.

The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $10,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

MARKET FOR PENNY STOCK HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE

According to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

*	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
*	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
*	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
*	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
*	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

OUR PRESIDENT, MARINA KONSTANTINOVA DOES NOT HAVE A LOT OF PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MINIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Marina Konstantinova does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

WE PLAN TO SELL SHARES IN THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. She will offer the shares to friends, family members, and business associates; however, there is no guarantee that she will be able to sell any of shares. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

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DISADVANTAGES TO PURCHASERS BECAUSE OF THE LACK OF UNDERWRITER PARTICIPATION

No underwriter has been involved in the preparation of this prospectus or performed any review or independent due diligence of the contents of this prospectus. No underwriter had been involved in activities such as investigating the Company, verifying the accuracy of the disclosure and assisting the Company in setting the offering price.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.

If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Bulletin Board ("OTCBB"). Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 day grace period if they do not make their required filing during that time.

We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Orion Bliss Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

Factors such as announcements of new services by us or our competitors, and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of the stock of many companies and such volatility may be unrelated or disproportionate to the operating performance of those companies.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Marina Konstantinova, our sole officer and director, has agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, and/or other information with the SEC.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCBB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $30,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCBB.

Our sole officer and director Marina Konstantinova has verbally agreed to loan additional money to the Company in order to complete the registration process. The loan may not exceed $30,000.

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OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Marina Konstantinova, our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

OUR FINANCIAL STATEMENTS MAY NOT BE COMPARABLE TO THOSE OF COMPANIES THAT COMPLY WITH NEW OR REVISED ACCOUNTING STANDARDS.

We have elected not to take advantage of the extended transition period in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards provided to emerging growth companies in Section 107 of the JOBS Act. We cannot predict if investors will find our common stock less attractive because we opted out on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

WE WILL NOT BE REQUIRED TO COMPLY WITH CERTAIN PROVISIONS OF THE SARBANES-OXLEY ACT FOR AS LONG AS WE REMAIN AN "EMERGING GROWTH COMPANY."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company" as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

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USE OF PROCEEDS

When all the shares are sold the gross proceeds from this offering will be $100,000. We expect to disburse the proceeds from this offering in the priority set forth below. The following table shows the intended use of proceeds assuming that 50%, 75% and 100%, respectively, of the Offering is sold.

	If $50,000 raised	If $75,000 raised	If $100,000 raised
Description	Expenses	Expenses	Expenses

SEC reporting and compliance	$10,000	$10,000	$10,000
Establishing an office	$2,500	$4,500	$10,000
Website development	$5,500	$7,500	$15,000
Marketing and advertising	$15,000	$25,000	$35,000
Workers’ salary	$14,000	$20,000	$25,500
Additional expenses	$3,000	$7,500	$10,000
Total	$50,000	$75,000	$100,000

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us; The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

Milk_shake (UK) products are responsible for the personal data that they share with us. When we say “Milk_shake”, “us”, “our” or “we”, this is who we are referring to ”Milk_shake” is the “data controller” for the purposes of applicable data protection laws.

None of the proposed allocations set forth in the foregoing table is a firm commitment by us. Projected expenditures are estimations or approximations only. Actual expenditures will differ from projected expenditures if: (1) less than the maximum offering is sold; (2) more funds than estimated are required to accomplish the objectives set by management in a particular area; (3) a particular objective can be obtained with less funding than anticipated; or (4) the objectives set by management are determined to be unobtainable. To the extent that the proposed objectives cannot be achieved for the scheduled amounts, management may draw supplemental amounts from other categories of estimated expenses (if available), from operating revenues (if any) or from additional financing, the availability of which cannot be assured. Any amounts not expended for scheduled purposes will be reallocated for general corporate purposes. In the event we are not successful in selling all of the Units offered herein, the amount allocated in the above table will be reduced proportionately to the amount of proceeds actually received.

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DILUTION OF THE PRICE INVESTOR PAYS FOR ITS SHARES

Dilution shows the difference between the price at the time of the offering and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of April 30, 2021, the net tangible book value of our shares was $(1,725) or approximately $(0.0001) per share, based upon 2,000,000 shares outstanding.

The table below represents the dilution per share to the new investors. However, it does not give any effect to the results of any operations after April 30, 2021. The following table shows the per share dilution assuming that 25%, 50%, 75% and 100% of the shares respectively of the primary Offering by the Company is sold.

	25% Offering	50% Offering	75% Offering	100% Offering

Book value per share before the offering	$(0.0001)	$(0.0001)	$(0.0001)	$(0.0001
Book value per share after the offering	$0.0072	$0.0107	$0.0127	$0.0140
Increase in book value per share to original shareholders	0.0073	0.0108	0.0128	0.0141
Number of shares outstanding before offering	2,000,000	2,000,000	2,000,000	2,000,000
Dilution to purchasers	$0.0128	$0.0093	$0.0073	$0.0201
Dilution as percentage	64%	46%	36%	101%
Gross offering proceeds	$25,000	$50,000	$75,000	$100,000
Number of shares after offering held by public investors	3,250,000	4,500,000	5,750,000	7,000,000
Purchasers of shares percentage of ownership after offering	38%	56%	65%	71%
Existing stockholders percentage of ownership after offering	62%	44%	35%	29%

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

	Price	Total
	Per	Number of	Percent of	Consideration
	Share	Shares Held	Ownership	Paid

Existing Stockholder 1.	$0.0001	2,000,000	29%	$200
Investors in this Offering	$0.02	5,000,000	71%	$100,000

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PLAN OF DISTRIBUTION

THE OFFERING WILL BE CONDUCTED BY OUR SOLE OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of the Registration Statement that permits our CEO to sell the Shares on behalf of the Company directly to the public.

There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Marina Konstantinova, our officer and director, will sell the shares on behalf of the Company and intends to offer them to friends, family members and business acquaintances.

In offering the securities on our behalf, Marina Konstantinova will rely on the safe harbour from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Marina Konstantinova will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.  Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a) (39)of the Act, at the time of her participation; and

b.  Our officer and director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.  Our officer and director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and

d.  Our officer and our director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she

(A)  primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and

(B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and

(C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 270 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is a "best effort" offering and, as such, there is no assurance that we will sell any or all of the shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Orion Bliss Corp.

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DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 5,000,000 shares of common stock, par value $.0001 per share. The holders of our common stock

(i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

(ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

(iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operation.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to April 30, 2021 have been audited by BF Borgers CPA PC.

We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

Mont E. Tanner, Esq. has provided legal opinion for the Company,

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DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

We were incorporated in the State of Nevada on March 23, 2021. So far, the Company has no revenue, and has incurred losses since inception. The Company has a business plan and is working on developing a website; the domain name http://orionbliss.co.il. The website will be operational in the next quarter but not competed, and it will continue to be developed. We have one year to finish our website, delays are  possible due to different circumstances and will hold no penalties of any kind we will add an amendment to our agreement if this situation occurs.

We maintain our statutory registered agent’s office at 3773 Howard Hughes Pkwy – Suite 500s, Las Vegas, NV 89169-6014. Our business office is located at Kalonite 9-5, Ashdod, Israel, zip code 7724233. Our telephone number is +17027513560.

We intend to offer our customers products that create and maintain beautiful and healthy hair. Milk_shake hair product is a brand that delights the consumer and offers hair salons the opportunity to engage and develop their business with a unique portfolio of products.

Milk_shake offer dedicated products with natural, vibrant results. One will be able to shop by hair type or color.

From cleansing to styling, each hair care step has been carefully devised to provide visible results in both the appearance and health of the hair. The products have been created with an awareness of their environmental impact and a solid commitment to minimizing such impact by reducing sulphates, and parabens and sodium chloride in the product formulas and opting for packaging and printed materials that can be recycled.

Nature is our ally and we want to respect it.

OUR SERVICES

We will offer Milk_shake products make the most of the benefits of nature to offer dedicated solutions for all hair types. Natural ingredients such as Milk and yogurt proteins and fruit extracts enhance the hair’s natural beauty. Milk_shake offer dedicated products with natural, vibrant results for all hair care and styling needs. From cleansing to styling, each hair care step has been carefully devised to provide visible results in both the appearance and health of the hair. The products have been created with an awareness of their environmental impact and a solid commitment to minimising such impact by reducing sulphates, parabens and sodium chloride in the product formulas and opting for packaging and printed materials that can be recycled. Nature is our ally and we want to respect it.

OUR WEBSITE

We are utilizing a specialized website that is why we intend to use the net proceeds from this offering to develop our web page and business operations (See "Description of Business" and "Use of Proceeds" elsewhere in this Prospectus). On our website http://orionbliss.co.il we plan to have a help line for customers to talk to a specialist to distinguish the best products for their particular hair types; we plan to have very descriptive page showing all the ingredients because we are proud of them. Website will give us an opportunity to bring more customers. We are also planning to sell to beauty stores, hair salons, and for home use.

WEBSITE PURCHASE AGREEMENT

This Website Purchase Agreement (the "Agreement ") is made effective on March 30, 2021 (the "Effective Date"), by and between MisterBit, of HaBonim St 4, Ramat Gan, 52462 tel: 079-555-1155 (the "Developer"), and Orion Bliss Corp., of Kalonite 9-57, Ashdod, Israel zip code 7724233 (the "Client ").

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PURCHASE

The (the “Developer”) hereby constructs the web page http://orionbliss.co.il following our special instructions and all of its respective contents and transfers to the (“Client”) ready to go operational website; the domain name http://orionbliss.com/ (the "Website "), and any other rights associated with the Website, including, without limitation, any intellectual property rights, all logos, customer lists and agreements, social media accounts, email lists, passwords, usernames and trade names, and other Purchased Assets more specifically identified on Exhibit “A” hereto.

PAYMENT TERMS

For the Website http://orionbliss.co.il, our Purchased Asset, the Client agrees to pay Ten Thousand Dollars (US $10,000.00) to the Developer based on the completion within 1 year of the Effective Date March 30, 2022. We will be covering all the expenses associated with the development of the website on as needed basis which will further be discounted from the total price $10,000. There is a chance that the website will need another investment of $3,500 later on, we are willing to raise these money on as needed basis.

DEVELOPER REPRESENTATIONS

The Developer has all necessary right, power and authorization to sign and perform all the obligations under this Agreement. The Client has the exclusive ownership of the Website and there are no current disputes or threat of disputes with any third party over the proprietary rights to the Website or any of the Website's content.

The execution and performance of this Agreement by the Client will not constitute or result in a violation of any material agreement to which the Developer is a party.

AGREEMENT WITH OUR SUPPLIER:

8003008	MILK SHAKE SILVER SHAMPOO 1000mL
8003009	MS SHAMPOO REFRESCANT 5LT
8003010	MS GLISTENING SPRAY 100mL
8003011	MS VOLUME SOLUTION VOLUMIZING SH 1 L
8003012	MS REMOVER INSTANT 250mL
8003013	MS PRO COLOR EQUALIZER 250mL
8003018	MS PROTECTOR FOR COLORING 200mL
8003019	AGE R SHAMPOO REVITALIZANT 1000mL
8003020	AGE R COLOR REVITALIZANT 1000mL
8003021	AGE R DD CREAM 30 mL
8003022	AGE RATINOL TREATMENT REVITALIZANT 12 X 20M
8003023	AGE RATINOL 500mL
8003024	SMOOTHING CREAM 200mL
8003025	SPRAY VOLUME 400mL
8003026	VOLUME SPRAY 250M
8003027	GELATIN 200mL
8003028	GLOSS/BRILLIANT 50mL
8003029	SILVER SHINE COND 250 mL
8003030	SILVER SHINE COND 1000 mL
8003031	MS INTEGRITY REBUILDER 500 mL
8003032	MS INTEGRITY FIBER SEALANT 500 mL
8003033	MS INTEGRITY LEAVE IN 250 mL
8003034	AGE BENEFIT & MOISTURIZING COND 250 mL
8003035	MS MOISTURE PLUS WHIPPED CREAM 200 mL
8003036	MS MOISTURE PLUS SH 300 mL
8003037	MS MOISTURE PLUS COND 250 mL
8003038	MS CL WHIPPED CREAM COLD BRUNETTE 100 mL
8003039	MS CL WHIPPED CREAM WARM BRUNETTE 100 mL
8003040	MS CL WHIPPED CREAM VIOLET 100 mL
8003041	MS CL WHIPPED CREAM COPPER 100 mL
8003042	MS CL WHIPPED CREAM LIGHT RED 100 mL
8003043	MS CL WHIPPED CREAM BEIGE BLOND 100 mL
8003044	MS CL WHIPPED CREAM COLDEN BLOND 100 mL
8003045	MS MOISTURE PLUS SH 1000 mL
8003046	MS MOISTURE PLUS COND 1000 mL
8003047	MS MOISTURE PLUS HYDRAT LOT 12 TUB 12 mL
8003048	MS ACTIVE MILK MASK 250 mL
8003049	MS ACTIVE YOGURT MASK 250 mL

Consent – This applies where we provide our personal data and specifically consent to Red Hot Products Ltd. using it to provide you with a specific service, purchasing Milk_Shake products directly from our distributor Red Hot Products Ltd. This is a legal obligation between Orion Bliss Corp. and Red Hot Products.

Ltd.

We are not limited to any geographic region. We will be purchasing from the distributor Red Hot Products Ltd.

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CUSTOMERS

We believe that our potential customers are women aged from 13 to 80 years old with an average or above average income. We also intend to promote our products to larger chain stores that sell more products to our targeted age group, have higher budget and tend to purchase a more diverse inventory. We plan to take part in various trade shows to promote our product and to meet potential clients.

SALES AND OUR MARKETING STRATEGIES

Initially, our president, Marina Konstantinova will promote our products door-to-door while our website http://orionbliss.co.il is being completed. Eventually, we intend to employ sales representatives who will focus on contacting hair care distributors, independent retail stores and franchises, as well as online distributors. We will attempt to execute other distribution contracts with the distributors and retail stores that will sell our products at retail prices, which are typically 20%-25% higher. We intend to market our website through traditional sources such as trade magazines, conventions and conferences, newspapers advertising, billboards, telephone directories and flyers/mailers in the Israel first then Europe, Asia and North America. We may utilize inbound links that connect directly to our website from other sites. Potential customers can simply click on these links to become connected to our website from search engines and community and affinity sites.

FACEBOOK/INSTAGRAM/ Tik -Tok

Facebook/ Instagram /Tik -Tok is being used as one of the most effective marketing tools. We will be able to use it as a platform to advertise to our clients on important updates such as new products, specials, discounts and best sellers. I have personally know many bloggers who has hundreds of thousands of followers all over the world or specific places that should give a good kick start to our project.

WEBSITE

Marina Konstantinova, our president, will be in charge of hiring and developing our website http://orionbliss.co.il. So far we have purchased a domain name http://orionbliss.com/. As of April 30, 2021, we have made an agreement with Misterbit at HaBonim St 4, Ramat Gan, 52462 tel: 079-555-1155 for consideration of $10,000 to utilize our website it will be added as an Exhibit 10.3 to this Registration Statement.

We believe it will cost an additional $3,500 to complete the website. We have a consulting agreement with Ms. Konstantinova to receive $1,000 per month for her involvement with this project. Ms. Konstantinova will make sure the following services and products for the website are in place: disk space, bandwidth, 155 ambit backbone, pop mailboxes, e-mail forwarding, e-mailing aliasing, auto responder, front page support, unlimited FTP access, java chat, hotmetal/miva script, shopping cart, secure transactions signio support, cyber cash support and macromedia flash. The foregoing will allow us to make retail sales of products, promote our products in an attractive fashion, and communicate with our customers on-line.

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The website will be intended to be a destination site for our products. The site will offer a large array of products and by becoming a “one-stop shopping” destination will significantly enhance the efficiency of the purchasing process simultaneously reducing the time and cost of finding reasonably priced salon products and supplies. We intend to continually negotiate strategic relationships with individual suppliers and manufacturers to offer their products on our website.

We also believe that the lack of financial security on the Internet is hindering economic activity thereon. To ensure the security of transactions occurring over the Internet, U.S. federal regulations require that any computer software used within the United States contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption. There is uncertainty as to whether the 128-bit encoding encryption required by the U.S. is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction.

The Internet is a worldwide medium of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

We expect our website http://orionbliss.co.il to be operational by September fully running.

CONVENIENT SHOPPING EXPERIENCE

Our online store will provide customers with an easy-to-use Web site http://orionbliss.co.il. The website will be available 24 hours a day, seven days a week and will be reached from the shopper's home or office. Our online store will enable us to deliver a broad selection of products to customers in rural or other locations that do not have convenient access to physical stores. We also intend to make the shopping experience convenient by categorizing our products into easy-to-shop departments.

CUSTOMER SERVICE

We intend to provide a customer service department via email where consumers can resolve order and product questions. Furthermore, we will insure consumer satisfaction by offering a money back guarantee.

We will also offer consumers a variety of shipping options during the checkout process. Prior to finalizing an order by clicking the "submit" button, consumers will be shown their total charges along with the various options chosen at which point consumers still have the ability to change their order or cancel it entirely.

Paying

To pay for orders, a consumer must use a credit card, which is authorized during the checkout process. Charges are assessed against the card when the order is placed. Our online store will use a security technology that works with the most common Internet browsers and makes it virtually impossible for unauthorized parties to read information sent by our consumers.

We offer our customers a full refund for any reason if the customer returns the purchased item within thirty days from the date of sale in the same condition it was sold to the customer. After thirty days, we will not refund any money to a customer.

Source of Products

We intend to purchase salon products directly from the manufacturer/supplier based upon orders. A portion of the purchase price, between 40% and 70%, depending on the prices we negotiate with the manufacturer, is used to acquire the product from the manufacturer, such as “Milk_shake”, our only current supplier. Mark-ups on new products will range from 15% to 200%. The product will be shipped directly from the supplier to the customer.

We intend to source out and negotiate with other suppliers of Israel beauty products and offer their products for sale on our website either directly or via a direct link to their websites.

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Revenue

We intend to generate revenue from three sources on the website:

1.	Revenues will be generated from the direct sale of products to customers. We would order products on behalf of our customers directly from our manufacturers in larger quantities mostly for popular products and at the time of the order being received from a customer the products would be shipped directly to the customer.

2.	We plan to offer banner advertising on our website for new manufacturers hoping to launch new products;

3.	Finally, we plan to earn revenues for special promotions to enable manufacturers to launch new products - we would sell “premium shelf space” on our website.

Competition

The electronic commerce market is intensely competitive. The market for information resources is more mature but also intensely competitive. We expect competition to continue to intensify in the future. Competitors include companies with substantial customer bases in the computer and other technical fields. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, and support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

The beauty supply industry is fragmented and regionalized. Our competitive position within the industry is negligible in light of the fact that we have just started our operations. Older, well-established cosmetic distributors with records of success will attract qualified clients away from us. Since we have just started operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of price and services. We intend to be able to attract and retain customers by offering a breadth of product selection through our relationships with major manufacturers and on the cutting edge newcomers to the industry. We will offer attractive, competitive pricing and will be responsive to all our customers’ needs. We intend to offer the manufacturers access to our extensive database of salon owners, apprentices and purchasing agents that we will develop through our extensive marketing and advertising campaign.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us which could cause us to cease operations.

Employees; Identification of Certain Significant Employees

We are a small company and currently have no employees, other than our officers and sole director. We intend to hire additional employees on an as needed basis.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We have no employees other than our sole officer and director, Marina Konstantinova. We have executed a Consulting Agreement with our sole officer and director Marina Konstantinova. Agreement is filed as Exhibit to this Registration Statement.

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GOVERNMENT REGULATIONS

We will be subject to applicable laws and regulations that relate directly or indirectly to our operations including United States securities laws. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in Israel..

Under Paragraph 2 of Article 2 of the People in Israel Corporate Income Tax Law (the “Corporate Income Law”), any foreign enterprise which shall constitute a resident enterprise shall meet both of the following requirements: (i) such enterprise was established under the laws of foreign countries or regions; and (ii) the actual management of such enterprise must be located within Israel.. Further, under relevant provisions of the Circular of the State Administration of Taxation Regarding the Issues Relevant to the Identification of Israelies Enterprises Registered Abroad as Resident Enterprises by Actual Management [2009] No. 82, “Circular No. 82”) issued by the State Administration of Taxation on April 22, 2009 and based upon our no-name inquiry to the People in Israel State Administration for Taxation, any Israely enterprise whose actual management is held to be located within Israel shall satisfy all of the following requirements: (i) the site, where the management of such enterprise responsible for the daily operation of such enterprise performs its duties, is located within Israel; (ii) the financial decisions (such as borrowings, extending loans, financing or financial risks management) and HR policies (such as appointment, dismissal or remunerations) shall be made or approved by the institution or personnel of such enterprise staying within Israel; (iii) 1/2 or more of the directors with voting rights or of the management of such enterprise live within Israel permanently; and (iv) the main assets, accounting books and stamps of and the minutes and files of the board of directors of and of shareholders’ meeting of such enterprise exist and will be maintained within Israel.

We believe that we are not considered a “resident enterprise” for PRC enterprise income tax purposes. We have no subsidiaries within Israel. We have executive offices in Israel, and all of our management is located within Israel. We make or approve the financial decisions (such as borrowing, extending loans, financing or financial risks management) and human resource policies (such as employees’ appointment, dismissal and remunerations) within Israel, and our sole director with voting rights are also located within Israel. However, our main assets, accounting books, stamps and minutes of our directors’ board and of our shareholders’ meetings exist and will be maintained in the USA but not within Israel, so we are not consistent with Item (iv) of the above four requirements under Circular No. 82 although our present conditions satisfy Items (i) to (iii) of the above requirements under Circular No. 82. Therefore, even if we are an enterprise established under the laws Nevada, and our management team is located within Israel, we believe that we shall not be held to be a resident enterprise under the Corporate Income Tax Law.

Nevertheless, we cannot fully exclude the possibility that there is a difference or discrepancy between the interpretation of the Israeli authorities and our understanding as set forth above, nor can we assure that the statements or interpretations of the Israeli government officials will remain unchanged. Furthermore, we cannot exclude the possibility that the Israeli government will promulgate any new laws, regulations or provisions that will be in conflict with our understanding. If so, we may be classified as a ‘‘resident enterprise’’ for PRC enterprise income tax purposes, which could result in unfavourable tax consequences to us and our non-PRC shareholders.

If the PRC tax authorities determine that we are a resident enterprise for PRC enterprise income tax purposes, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income, as well as PRC enterprise income tax reporting obligations.

If we are considered a resident enterprise, this could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares and a 20% withholding tax on dividends we pay to our non-PRC individual stockholders and with respect to gains derived by our non-PRC individual stockholders from transferring our shares. If we are required under PRC law to withhold PRC income tax on dividends payable to our non-PRC investors or if you are required to pay PRC income tax on the transfer of our shares, the value of your investment in our shares may be materially and adversely affected.

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Government policies are subject to rapid change and the government of the Israel may adopt policies which have the effect of hindering private economic activity and greater economic decentralization. There is no assurance that the government of Israel will not significantly alter its policies from time to time without notice in a manner with reduces or eliminates any benefits from its present policies of economic reform. In addition, a substantial portion of productive assets in Israel remains government-owned. For instance, all lands are state owned and business entities or individuals are granted by government state-owned land use rights. The granting process is typically based on government policies at the time of granting, which could be lengthy and complex. This process may adversely affect our business. The government of Israel also exercises significant control over Israel’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in Israel, could have a material adverse effect on our business, results of operations and financial condition.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Israeli economy through regulation and state ownership. Our ability to operate in Israel may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in Israel are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in Israel.

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DESCRIPTION OF PROPERTY

OFFICES

We are currently using our director’s home office as our business office located at Kalonite 9-5, Ashdod, Israel, zip code 7724233.

Our telephone number is +17027513560.

Upon the completion of our offering, and funding permitting, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

EMERGING GROWTH COMPANY STATUS UNDER THE JOBS ACT

Orion Bliss Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Start-ups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

•	The first fiscal year after its annual revenues exceed $1 billion;
•	The first fiscal year after the fifth anniversary of its IPO;
•	The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and
•	The first fiscal year in which the company has a public float of at least $700 million.

FINANCIAL AND AUDIT REQUIREMENTS

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
•	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;
•	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and
•	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

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OFFERING REQUIREMENTS

In addition, during the IPO offering process, emerging growth companies are exempt from:

•	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;
•	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

The requirement is to initially publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

OTHER PUBLIC COMPANY REQUIREMENTS

Emerging growth companies are also exempt from other on-going obligations of most public companies, such as:

•	The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;
•	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and
•	The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

ELECTION UNDER SECTION 107(b) OF THE JOBS

As an emerging growth company, we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act. This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stocks which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

toll-free telephone number for inquiries on disciplinary actions;

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-  the bid and offer quotations for the penny stock;

-  the compensation of the broker-dealer and its salesperson in the transaction;

-  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-  monthly account statements showing the market value of each penny stock held in the customer's account

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that she is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

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REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time. We intend to appoint a stock transfer agent following the completion of this offering.

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FINANCIAL STATEMENTS

Our fiscal year end is April 30. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception on March 23, 2021 to April 30, 2021 can be found on page F-1. The financial statements for the period ending April 30, 2021 are included at the end of this prospectus.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a small corporation with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program. There is no assurance we will ever generate revenue even if we raised all necessary funds.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise 25% of money from this offering, we believe it will fund operations for approximately three months, but with limited funds available to build and grow our business. If we raise 100% of money from this offering, we believe the money will last for one year and also provide funds for a growth strategy.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

PLAN OF OPERATION

As of April 30, 2021 our cash balance was $nil. We may not be able to raise sufficient funds from this offering to sustain our operations. Our sole officer and director Marina Konstantinova verbally agreed to loan additional money to the Company on as needed basis in order to complete the registration process in an amount up to $30,000.

We are planning to complete the website within one year term this will cost us $10,000 we will be paying on as needed basis. We are negotiating with numerous companies to reduce the price and develop best performance website to advertise and sell our products. Website agreement will be filed as Exhibit to this Registration Statement. As soon as we have an operational website. Our future website will feature are a suitable domain name with fast and reliable hosting, quality content with sliding and internal links, anti-spam feature and strong visual and internal technical features. The purchased platform provides us with an ability to improve and widen this tool. We are being very selective as there are many companies to choose from.

As of April 30, 2021, Marina Konstantinova advanced us $925 for company Incorporation expenses. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $30,000 of funding from this offering. Being a small company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing.

Our principal executive offices are located at Kalonite 9-5, Ashdod, Israel, zip code 7724233. We will be using this office free of charge.

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After the effectiveness of our registration statement by the SEC, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Our plan of operations following the completion is as follows:

	If $50,000 raised	If $75,000 raised	If $100,000 raised
Description	Expenses	Expenses	Expenses

SEC reporting and compliance	$10,000	$10,000	$10,000
Establishing an office	$2,500	$4,500	$10,000
Website platform development	$7,500	$10,500	$15,000
Marketing and advertising	$15,000	$25,000	$35,000
Workers’ salary	$12,000	$20,000	$23,000
Additional expenses	$3,000	$5,000	$7,000
Total	$50,000	$75,000	$100,000

We anticipate that revenue from the sale of our products will be approximately 100% from our total revenue.

As well, we anticipate spending $10,000 on administrative costs such as accounting and auditing fees, legal fees and fees payable in connection with reporting obligations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS FROM INCEPTION ON MARCH 23, 2021 TO APRIL 30, 2021.

During the period we incorporated the company, prepared a business plan and organizing selection of website from third parties. Our loss since inception is $1,925. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering and raised sufficient funding.

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LIQUIDITY AND CAPITAL RESOURCES

We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others. As of the date of this registration statement, the current funds available to the Company should be sufficient to continue maintaining our reporting status until we raise funds from this offering. In case raising funds will take longer than planned, or our short term expenses exceed our expectations, the company's sole officer and director, Marina Konstantinova, has indicated that she may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan until minimum required proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, your investment previously made may be lost in its entirety.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting.

However, after one year we may need to raise additional financing.

We will be highly dependent upon the success of future private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a small company with no operations to date, we would likely have to pay additional costs associated with high-risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

We will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company's management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

INCOME TAXES

Orion Bliss Corp. accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

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FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

The report of our auditor on the audited financial statements of the Company for the fiscal year ended April 30, 2021 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern qualification on the Company’s financial statements for the fiscal year ended April 30, 2021.

During the fiscal year ended April 30, 2021 the Company nor anyone acting on its behalf consulted the Auditor Entity with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that the Auditor Entity concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

Education, extensive experience and qualifications of our director Marina Konstantinova in a position of a sales person, human recourse’s manager, in the past years, and leading number other companies, brought us to conclusion that she should be serving as a head of our board of directors in light of our business and structure.

The name, address, age and position of our officer and director is set forth below:

Name and Address	Age	Position(s)

Marina Konstantinova	41	President
Israel		Chief Financial Officer
Ashdod		Chief Executive Officer
Kalonite 9-57		Sole Director

Our Director Marina Konstantinova:

Held her offices/positions since the inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders. The officers listed are our only officers and control persons.

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BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

Marina Konstantinova

Work

2013-01 - Current

Accounting for Start-up Companies

Self-Employed, Israel

Managed quality assurance program working with software Quickbooks, including on-site evaluations, internal audits.

Resolved conflicts and negotiated mutually beneficial agreements between parties.

Resolved accounting problems, improved operations and provided exceptional client support.

Handled client's calls in a timely manner to address customer inquiries and concerns.

Edgar Agent

Self-empoyed, Israel

Worked with public companies to understand needs and provide edgar services.

Devoted special emphasis to punctuality and worked to maintain outstanding attendance record, consistently arriving to work ready to start immediately.

Increased customer satisfaction by resolving filling issues.

2003-01 - 2004-01

Customer Service Representative

MCI Telephone Company (Sales), Israel

Used company troubleshooting resolution tree to evaluate technical problems while leveraging personal expertise to find appropriate solutions. Offered advice and assistance to customers, paying attention to special needs or wants.

Evaluated account and service histories to identify trends, using data to mitigate future issues. Cultivated customer loyalty promotes repeat customers and improves sales.

Fielded customer questions regarding available merchandise, sales, current prices and upcoming company changes. Educated customers on promotions to enhance sales.

Achieved and consistently exceeded revenue quota through product and service promotion during routine calls.

1999-01 - 2003-01

Sales Representative

Startec Long Distance Company (Sales), Israel

Established beneficial professional networks and partnerships to gain insight and campaign support resulting in long-term business relationships. Met frequently with technical, product management and service personnel to stay current. Beat company’s life-time quota in sales.

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Education:

1998-01 - 2003-05

Associate of Science: Science Faculty

Hill Education Center - Israel

2007-03 - 2009-04

Associate of Arts: Accounting And Finance -Israel

Accomplishments

Used Microsoft Excel, Word to develop inventory-tracking spreadsheets.

Resolved product issue through consumer testing.

Collaborated with team of many customers, auditors, legal services to complete processes in timely manner.

Certifications

Certified Public Accountant/ Edgar agent

Sales-force

First Aid/CPR Certified

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. As per Consulting Agreement our president will be receiving $1,000 compensation monthly starting April 1, 2021.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a)of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

Currently, our officer and director is entitled to $1,000 per month in cash compensation starting April 1, 2021 but this amount is being deferred until the Company is in a position to start payments under Consulting Agreement. She is reimbursed for any out-of-pocket expenses that she incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

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SUMMARY COMPENSATION TABLE (1)

Change in
Pension
						Non-	Value and
						Equity	Nonqualified
						Incentive	Deferred	All
Name						Plan	Compen-	Other
Principal				Stock	Option	Compen-	sation	Compen-
Position	Year	Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals

Marina Konstantinova	2021	1,000	0	200	0	0	0	0	1,200
CEO, CFO
and Director

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number of	Value of
			Incentive			Number		Unearned	Unearned
			Plan Awards;			of	Market	Shares,	Shares,
	Number of	Number of	Number of			Shares	Value of	Units or	Units or
	Securities	Securities	Securities			or Units	Shares or	Other	Other
	Underlying	Underlying	Underlying			of Stock	Units of	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	That	Stock That	That	That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price	Date	Vested(#)	Vested	Vested	Vested

Marina Konstantinova	0	0	0	0	0	0	0	0	0

OFFICER COMPENSATION

Change in
Pension
Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Marina Konstantinova	0	0	0	0	0	1,000	1,000

•	Marina Konstantinova cash compensation $1,000 has been deferred for 24 months as per Consulting Agreement.

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OPTION GRANTS. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

We have executed a consulting agreement for monthly services with our officer and director under which he is entitled to $1,000 monthly compensation starting April 1, 2021. Agreement is filed as Exhibit 10.1 to this Registration Statement

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have a subscription agreement which considers 2,000,000 shares of company common stock valued at $0.0001 per share issued to Marina Konstantinova in the capacity of Director of the Company for $ 200.

Currently we owe to our director $8,455 for paying company’s expenses to date. The loan is outstanding and payable upon request.

Also, on April 1, 2021 we have executed a consulting agreement for monthly services with our officer and director under which she is entitled to $1,000 monthly compensation. Distribution Agreement is filed as an Exhibit 10.3 to this Registration Statement.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribe rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

38

ORION BLISS CORP.

FINANCIAL STATEMENT

FOR THE YEAR ENDED April 30, 2021

F-1

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Orion Bliss Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Orion Bliss Corp. (the "Company") as of April 30, 2021, the related statement of operations, stockholders' equity (deficit), and cash flows for the period March 23, 2021 (Inception) through April 30, 2021 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2021, and the results of its operations and its cash flows for the period March 23, 2021 (Inception) through April 30, 2021, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2021

Lakewood, CO

June 22, 2021

F-2

ORION BLISS CORP.

BALANCE SHEET

As of April 30, 2021
ASSETS

Cash	$0
Total Current Assets	$0

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts Payable – Related party	$1,000
Director loan	725
Total current liabilities	1,725

Common stock, $0.0001 par value, 75,000,000 shares authorized; 2,000,000 shares issued and outstanding	200
Additional paid-in-capital	–
Accumulated deficit	(1,925)
Total Stockholders’ Equity	(1,725)

Total Liabilities and Stockholders’ Equity	$0

The accompanying notes are an integral part of these financial statements.

F-3

ORION BLISS CORP.

STATEMENT OF OPERATIONS

As of April 30, 2021

REVENUES	$–

OPERATING EXPENSES
General and Administrative Expenses	1,925
TOTAL OPERATING EXPENSES	(1,925)

NET INCOME (LOSS) FROM OPERATIONS	(1,925)

PROVISION FOR INCOME TAXES	–

NET INCOME (LOSS)	$(1,925)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,000,000

The accompanying notes are an integral part of these financial statements.

F-4

ORION BLISS CORP

STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, March 23, 2021	–	$–	$–	$–	$–

Shares issued for cash at $0.0001 per share on April 15, 2021	2,000,000	200	–	–	200

Net loss for the year ended April 30, 2021	–	–	–	(1,925)	(1,925)

Balance, April 30, 2021	2,000,000	$200	$–	$(1,925)	$(1,725)

The accompanying notes are an integral part of these financial statements.

F-5

ORION BLISS CORP.

STATEMENT OF CASH FLOWS

From March 23, 2021 (Inception) to April 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(1,925)
CASH FLOWS USED IN OPERATING ACTIVITIES	(1,925)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	200
Related Party Loans	1,725
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	1,925

Net increase in cash and equivalents	–
Cash and equivalents at beginning of the period	–
Cash and equivalents at end of the period	$–

Supplemental cash flow information:
Cash paid for:
Interest	$0
Taxes	$0

The accompanying notes are an integral part of these financial statements.

F-6

ORION BLISS CORP.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

SINCE INCEPTION ON MARCH 23, 2021 TO APRIL 30, 2021

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Orion Bliss Corp. (referred as the “Company”, “we”, “our”) was Incorporated in the State of Nevada and established on March 23, 2021. We are a development-stage company formed to commence operations related to selling Milk_shake hairline products. We have website which is being developed at http://orionbliss.co.il. We expect it to be operational by September we signed a contract with the developer for a year term and we will pay $10,000 for it.

Our office is located at Kalonite 9-5, Ashdod, Israel, zip code 7724233

NOTE 2 – GOING CONCERN

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $1,925 at April 30, 2021, a net loss of $1,925 since inception to April 30, 2021. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The extent of the impact of the coronavirus ("COVID-19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID-19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The Company’s year-end is April 30.

F-7

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company issued 2,000,000 common shares for $200 at par value $0.0001 for the purpose of taking care of financial operations for the Company by the director Marina Konstantinova.

The Company owes $1,000 in Accounts Payable currently to director as per Consulting Agreement as of April 30, 2021.

Website development- amortization

The Company has decided that the amortization was insignificant at that time of this report. Our website is orionbliss.co.il we have currently purchased domain and hosting and continuing the development process. The director paid all the expenses to date and continue paying and we will debit the accounts payable for the invoices provided by the director for each step of this development. We will use standard method of amortization straight -line as soon as the website becomes fully operational. Our amortization will be as follows over 5 years (60 months) term $500 quarterly.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

F-8

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

As of April 30, 2021, there were no potentially dilutive debt or equity instruments issued or outstanding.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Note 4 – LOAN FROM DIRECTOR

As of April 30, 2021, the Company owed $725 to the Company’s sole director, Marina Konstantinova for the Company’s working capital purposes. The amount is outstanding and payable upon request. The company compensated the director by issuing common shares 2,000,000 at par value $200 towards incurred company’s expenses it is included in $1,925. Furthermore, as of April 1, 2021 the director will be compensated on a monthly basis $1,000 which will accumulate in Accounts payable at the moment.

Note 5 – COMMON STOCK

The Company has 75,000,000, $0.0001 par value shares of common stock authorized.

On April 15, 2021 the Company issued 2,000,000 shares of common stock to a director for services rendered estimated to be $200 at $0.0001 per share.

There were 2,000,000 shares of common stock issued and outstanding as of April 30, 2021.

Note 5 – COMMITMENTS AND CONTINGENCIES

Our sole officer and director, Marina Konstantinova, has agreed to provide her own premise under office needs. She will not take any fee for these premises, it is for free use.

F-9

Note 6 – INCOME TAXES

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018.

The reconciliation of income tax benefit (expenses) at the U.S. statutory rate at 21% for the period ended as follows:

April 30, 2021

Tax benefit (expenses) at U.S. statutory rate	$(404)
Change in valuation allowance	404
Tax benefit (expenses), net	$–

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets are as follows:

April 30, 2021

Net operating loss	$404
Valuation allowance	(404)
Deferred tax assets, net	$–

The Company has accumulated approximately $1,925 of net operating losses (“NOL”) carried forward to offset future taxable income up to 20 years, if any, in future years which begin to expire in year 2038. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

Note 7 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations subsequent to April 30, 2021 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

The extent of the impact of the coronavirus ("COVID-19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID-19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

F-10

ORION BLISS CORP.

FINANCIAL STATEMENT

October 31, 2021 (Unaudited)

F-11

ORION BLISS CORP.

BALANCE SHEET

	As of October 31, 2021 (Unaudited)	As of April 30, 2021 (Audited)
ASSETS
Cash on hands	$–	$–
Website Development, net	134	0
Total Current Assets	$134	$0

LIABILITIES
Accounts Payable- Related party	7,000	1,000
Director Loan	8,455	725
Total Current Liabilities	15,455	1,725

Common stock, $0.0001 par value, 75,000,000 shares authorized; 2,000,000 shares issued and outstanding	200	200
Additional paid-in-capital	–	–
Accumulated deficit	(15,521)	(1,925)
Total Stockholders’ Equity	(15,321)	(1,725)

Total Liabilities and Stockholders’ Equity	$134	$0

The accompanying notes are an integral part of these financial statements.

F-12

ORION BLISS CORP.

STATEMENT OF OPERATIONS (Unaudited)

	Three months ended October 31, 2021	Six months ended October 31, 2021

REVENUES	$–	$–

OPERATING EXPENSES
General and Administrative Expenses	5,822	13,596

TOTAL OPERATING EXPENSES	(5,822)	(13,596)

NET INCOME (LOSS) FROM OPERATIONS	(5,822)	(13,596)

PROVISION FOR INCOME TAXES	–	–

NET INCOME (LOSS)	$(5,822)	$(13,596)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,000,000	2,000,000

The accompanying notes are an integral part of these financial statements.

F-13

ORION BLISS CORP

STATEMENT OF STOCKHOLDER EQUITY (Unaudited)

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, March 23, 2021	–	$–	$–	$–	$–

Shares issued for cash at $0.0001 per share on April 15, 2021	2,000,000	200	–	–	200

Net loss for the year ended April 30, 2021	–	–	–	(1,925)	(1,925)

Balance, April 30, 2021	2,000,000	$200	$–	$(1,925)	$(1,725)

Net loss for the period ending July 31 , 2021	–	$–	$–	$(7,774)	$(7,774)

Balance, July 31, 2021	2,000,000	$200	$–	$(9,699)	$(9,499)
Net loss for the period ending October 31, 2021	–	$–	$–	$(5,822)	$(5,822)

Balance, October 31, 2021	2,000,000	$200	$–	$(15,521)	$(15,321)

The accompanying notes are an integral part of these financial statements.

F-14

ORION BLISS CORP.

STATEMENT OF CASH FLOWS (Unaudited)

Six months ended October 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(13,596)
Website development	(134)
CASH FLOWS USED IN OPERATING ACTIVITIES	(13,730)

CASH FLOWS FROM FINANCING ACTIVITIES
Accounts Payable- Related Party	6,000
Related Party Loans	7,730
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	13,730

Net increase in cash and equivalents	–
Cash and equivalents at beginning of the period	–
Cash and equivalents at end of the period	$–

Supplemental cash flow information:
Cash paid for:
Interest	$0
Taxes	$0

The accompanying notes are an integral part of these financial statements.

F-15

ORION BLISS CORP.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

SINCE INCEPTION ON MARCH 23, 2021 TO OCTOBER 31, 2021

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Orion Bliss Corp. (referred as the “Company”, “we”, “our”) was Incorporated in the State of Nevada and established on March 23, 2021. We are a development-stage company formed to commence operations related to selling Milk_shake hairline products. We have website which is being developed at http://orionbliss.co.il. We expect it to be operational we signed a contract with the Website developer for a year term and we will pay $10,000 as per contract.

Our office is located at Kalonite 9-5, Ashdod, Israel, zip code 7724233

NOTE 2 – GOING CONCERN

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $15,521 at October 31, 2021 and $1,925 at April 30, 2021. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The extent of the impact of the coronavirus ("COVID-19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID-19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The Company’s year-end is April 30.

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and notes required by US GAAP for complete financial statements of the Company. In the opinion of management, these financial statements reflect all adjustments of a normal recurring nature necessary for the fair presentation of the Company’s financial position, results of operations and cash flows for the interim periods presented in conformity with US GAAP. These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended April 30, 2021. Interim results are not necessarily indicative of the results that may be expected for a full year or any other interim period.

F-16

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company issued 2,000,000 common shares for $200 at par value $0.0001 for the purpose of taking care of financial operations for the Company by the director Marina Konstantinova.

Website development- amortization

The Company has decided that the amortization will be charged once website is operational.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

As of October 31, 2021, there were no potentially dilutive debt or equity instruments issued or outstanding.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

F-17

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Note 4 – LOAN FROM DIRECTOR

As of October 31, 2021, the Company owed $8,455 to the Company’s sole director, Marina Konstantinova for the Company’s working capital purposes. The amount is outstanding and payable upon request. The company compensated the director by issuing common shares 2,000,000 at par value $200 towards incurred company’s expenses. Furthermore, as of April 1, 2021 as per consulting agreement the director will be compensated on a monthly basis $1,000 which will accumulate in Accounts payable at the moment. As of October 31, 2021 we owe to our director $7,000 consulting fees from Inception.

Note 5 – COMMON STOCK

The Company has 75,000,000, $0.0001 par value shares of common stock authorized.

On April 15, 2021 the Company issued 2,000,000 shares of common stock to a director for services rendered estimated to be $200 at $0.0001 per share.

There were 2,000,000 shares of common stock issued and outstanding as of October 31, 2021.

Note 6 – COMMITMENTS AND CONTINGENCIES

Our sole officer and director, Marina Konstantinova, has agreed to provide her own premise under office needs. She will not take any fee for these premises, it is for free use.

Note 7 – INCOME TAXES

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018.

The reconciliation of income tax benefit (expenses) at the U.S. statutory rate at 21% for the period ended as follows:

October 31, 2021

Tax benefit (expenses) at U.S. statutory rate	$(1,222)
Change in valuation allowance	1,222
Tax benefit (expenses), net	$–

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets are as follows:

October 31, 2021

Net operating loss	$3,259
Valuation allowance	(3,259)
Deferred tax assets, net	$–

F-18

The Company has accumulated approximately $15,521 of net operating losses (“NOL”) carried forward to offset future taxable income up to 20 years, if any, in future years which begin to expire in year 2038. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

Note 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations subsequent to October 31, 2021 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

The extent of the impact of the coronavirus ("COVID-19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID-19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

F-19

DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

39

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

SEC Fee	$15
Legal and Professional Fees	3,500
Accounting and auditing	7,000
Transfer Agent fees	10,000
EDGARization	485
TOTAL	$21,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of her position, if she acted in good faith and in a manner, she reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On April 15, 2021 the Company issued a total of 2,000,000 shares of common stock at a price of $0.0001 per share for a total consideration of $200 to be used to Company’s needs to Marina Konstantinova, CEO of Orion Bliss Corp.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bears a restrictive legend and were issued to a non-US resident.

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ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit
Number	Description

3.1	Articles of Incorporation (1)
3.2	Bylaws (1)
10.1	Consulting Agreement (3)
10.2	Website Development Agreement (3)
10.3	Distribution Agreement (4)
5.1	Opinion re: Legality (1)
23.1*	Consent of Independent Auditor
23.3	Consent of Counsel (See Exhibit 5.1)
99	Subscription Agreement (1)

* Filed herewith.

(1) Incorporated by reference to the Company’s S-1 filed on June 23, 2021

(2) Incorporated by reference to the Company’s S-1/A filed on July 29, 2021

(3) Incorporated by reference to the Company’s S-1/A filed on November 4, 2021

(4) Incorporated by reference to the Company’s S-1/A filed on November 26, 2021

ITEM 17. UNDERTAKINGS.

a. The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

1.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (230.430B of this chapter):

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

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In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 10, 2022 at Kalonite 9-5, Ashdod, Israel, zip code 7724233.

Orion Bliss Corp., Registrant

By:	/s/ Marina Konstantinova
Marina Konstantinova, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated:	By:	/s/ Marina Konstantinova
March 10, 2022		Marina Konstantinova, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Sole Director

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